Ex. 99.1
BEDMINSTER NATIONAL CORPORATION

90 Washington Valley Road, Bedminster, NJ 07921 (908) 719-8940

____, 2007

Dear Bedminster National Corp. Stockholder:

      The accompanying Information Statement is being furnished to the holders of shares of the common stock, of Bedminster National Corp., a Nevada corporation (the “Company” or “Bedminster National”). The Board of Directors is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that the Company’s board of directors authorized the spin-off of Bedminster Financial Corp., a wholly-owned subsidiary of the Company, which intends to manage investment assets and to provide trust services. The spin-off is expected to occur on ___, 2007 and will be effected by way of a pro rata dividend of the stock of Bedminster Financial to the Company’s stockholders. Following the distribution, you will own shares in both Bedminster National and Bedminster Financial. Bedminster National will focus on providing management consulting services to third party companies, and Bedminster Financial will focus on managing investment assets and will begin to provide trust services.

Holders of record of our Class A and Class B common stock as of the close of business on ___, 2007, which will be the record date for the spin-off, will receive one share of Bedminster Financial Class A and Class B common stock for every share of Bedminster National. Class A and Class B common stock held. No action is required on your part to receive your Bedminster Financial shares. You will not be required to pay anything for the new shares or to surrender any shares of Bedminster National stock.

Your receipt of Bedminster Financial shares in the distribution will not be tax free for U.S. federal income tax purposes. You should consult your own tax advisor as to the particular consequences of the distribution to you.

Our board of directors has determined that a distribution of the stock of Bedminster Financial to our stockholders is in the best interests of our stockholders. Bedminster Financial has distinct operations from our other remaining businesses, with different opportunities, challenges, strategies and means of doing business. Because of these differences, there are few synergies in the marketplace available to us by operating the businesses together. We anticipate that by separating Bedminster Financial business from our other businesses, we will permit the management of each company to focus on the opportunities specific to its own business. We believe this will enable enhanced growth through both internal expansion and strategic alliances. Additionally, the distribution will simplify the business profile of each of the businesses, allowing investors to more easily evaluate each of the companies in the future.

Following the distribution, Bedminster Financial intends to apply for its Class A common stock to be quoted on the OTC Bulletin Board. Bedminster National will continue to be quoted on the OTC Bulletin Board under its existing symbol “BMSTA”.

The enclosed Information Statement describes the distribution of shares of Bedminster Financial stock and provides important information regarding Bedminster Financial’s business, properties and historical financial information. We encourage you to read this material carefully. If you have any questions related to the spin-off and distribution, you should contact Paul Patrizio, President, Chief Executive Officer and Chief Financial Officer of Bedminster National Corp., 90 Washington Valley Road, Bedminster, New Jersey 07921, (908) 719-8940, or Bedminster National Corp.’s transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, telephone (212) 845-3200, fax (212) 509-5150, or visit their website at www.continentalstock.com.

Sincerely,

BEDMINSTER FINANCIAL CORP.

By:	/s/ Paul Patrizio
PAUL PATRIZIO
Chairman, President, Chief Executive Officer, Chief Financial Officer

BEDMINSTER FINANCIAL CORPORATION

90 Washington Valley Road, Bedminster, NJ 07921 (908) 719-8942

____, 2007

Dear Bedminster Financial Corp. Stockholder:

It is my pleasure to welcome you as a stockholder of Bedminster Financial Corp., which intends to apply for its Class A common stock to be quoted on the OTC Bulletin Board. As part of Bedminster National Corp., we intend to manage investment assets and to provide trust services. Upon our separation from Bedminster National, we will operate as an independent public company.

We believe that as an independent public company, Bedminster Financial’s management will be able to focus on the opportunities specific to its own business, which will enable enhanced growth through both internal expansion and strategic alliances. We believe that we will be able to operate our business with even greater focus and agility. Additionally, we will be able to pursue strategic alliances and collaborations that are particularly beneficial to our businesses. Ultimately, we anticipate that our transition to an independent public company will lead to additional innovative and improved products and services.

We are pleased that you, as a stockholder of Bedminster Financial, will participate in our mission and will share in this exciting business opportunity. I invite you to learn more about Bedminster Financial and our opportunities as an independent public company in the attached Information Statement.

Sincerely,

BEDMINSTER FINANCIAL CORP.

By:	/s/ Paul Patrizio
PAUL PATRIZIO
Chairman, President, Chief Executive Officer, Chief Financial Officer

Information contained herein is subject to completion or amendment. A Registration Statement on Form 10-SB relating to these securities has been filed with the Securities and Exchange Commission.

Preliminary and Subject to Completion, dated May 25, 2007

INFORMATION STATEMENT

Bedminster Financial Corp.

DISTRIBUTION OF 6,630,900 SHARES OF CLASS A COMMON STOCK
AND 2,154,000 SHARES OF CLASS B COMMON STOCK

We are furnishing this Information Statement to the stockholders of Bedminster National Corp. in connection with Bedminster National’s distribution of all of the outstanding shares of Class A and Class B common stock of Bedminster Financial Corp. to the holders of Bedminster National’s Class A and Class B common stock. As of the date of this Information Statement, Bedminster National owns all of our outstanding Class A and Class B common stock. After the spin-off is completed, Bedminster Financial will be owned by the stockholders of Bedminster National of record on the record date for the distribution.

      We expect the spin-off to occur on or about ___, 2007. If you are a holder of record of Bedminster National Class A and Class B common stock at the close of business on ___, 2007, the record date for the spin-off, you will be entitled to receive: (a) one (1) share of our Class A common stock for every one (1) share of Bedminster National Class A common stock that you hold on the record date; and (b) one (1) share of our Class B common stock for every one (1) share of Bedminster National Class B common stock that you hold on the record date. Immediately after the distribution is completed on the distribution date, we will be an independent public company. We expect the distribution to occur on ___, 2007.

NO STOCKHOLDER APPROVAL OF THE SPIN-OFF AND DISTRIBUTION IS REQUIRED OR SOUGHT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. You will not be required to pay for the shares of our Class A and/or Class B common stock received by you in the distribution, or to surrender or to exchange shares of Bedminster National Class A and/or Class B common stock in order to receive our Class A and/or Class B common stock or to take any other action in connection with the distribution.

No current public trading market exists for our Class A or Class B common stock, although we intend to apply for our common stock to be quoted on the OTC Bulletin Board (“OTCBB”).

Owning shares of Bedminster Financial will involve risks. In reviewing this Information Statement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

This Information Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

If you have inquiries related to the spin-off and distribution, you should contact Paul Patrizio, President, Chief Executive Officer and Chief Financial Officer, Bedminster National Corp. 90 Washington Valley Road, Bedminster, New Jersey 07921, (908) 719-8940.

The date of this Information Statement is   __, 2007.

i

SUMMARY

This summary highlights information contained elsewhere in this Information Statement. You should read the entire Information Statement carefully, including, the section entitled "Risk Factors". All references to “Bedminster Financial”, “BFC”, “Company”, “we”, “our” or “us” and similar terms in this Information Statement refer to Bedminster Financial Corp., Inc., together with its subsidiaries. All references to “Bedminster National” or “BNC” in this Information Statement refer to Bedminster National Corp. together with its subsidiaries.

Our Company

We were incorporated in Nevada on January 16, 2007 for the purpose of effecting the spin-off and distribution. We do not have an operating history as an independent public company. We will provide institutions and high net worth individuals with trust and custodial services and investment advisory services. We have not yet received regulatory approval to provide such services but we will seek the necessary approvals from any governmental agencies required to conduct our business prior to commencing operations. After the distribution, we will be responsible for maintaining our own administrative functions separate from Bedminster National. The financial information included herein may not necessarily reflect the results of operations, financial position and cash flow of the company in the future or what the results of operations, financial position and cash flow would have been had the company been a separate entity during the periods presented.

Our Principal Executive Offices

Our principal executive offices will be located at 90 Washington Valley Road, Bedminster, New Jersey 07921 and our telephone number will be (908) 719-8942

The Spin-Off and Distribution

Distributing Company
Bedminster National Corp. is a consulting company providing management consulting services to third party companies, and through its wholly-owned subsidiaries, Bedminster Financial Corp. and Bedminster Capital Corp., intends to manage investment assets and own and manage real estate, respectively. After the spin-off and distribution, Bedminster National will not own any shares of our stock.

Distributed/Spun-Off Company
Bedminster Financial Corp., a wholly-owned subsidiary of Bedminster National, intends to manage investment assets and to provide trust services. After the spin-off and distribution, Bedminster Financial will be a separate, independent public company.

Distribution Ratio
Each holder of Bedminster National Class A common stock will receive a dividend of one (1) share of our Class A common stock for every one (1) share of Bedminster National Class A common stock held on the record date.

Each holder of Bedminster National Class B common stock will receive a dividend of one share of our Class B common stock for every one (1) share of Bedminster National Class B common stock held on the record date.

Securities to be Distributed
6,630,900 shares of our Class A and 2,154,000 shares of our Class B common stock, par value $.0001 per share. The shares of our Class A and/or Class B common stock to be distributed will constitute all of the outstanding shares of our Class A and/or Class B common stock immediately prior to distribution. You will not be required to pay for the shares of our Class A and/or Class B common stock distributed to you or to surrender or exchange your shares of Bedminster National Class A and/or Class B common stock in order to receive our Class A and/or Class B common stock or to take any other action in connection with the distribution.

Record Date	The record date is the close of business on , 2007.

Distribution Date	The distribution is expected to be effective on or about , 2007.

Trading Market	No current public trading market exists for our Class A or Class B common stock. We intend to apply for our Class A common stock to be quoted on the OTCBB.

Federal Income Tax Consequences of the Distribution
The distribution does not qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986. Each Bedminster National stockholder who receives our Class A and/or Class B common stock in the distribution will be taxed as if he/she had received a cash dividend equal to the fair market value of our common stock on the distribution date, which we believe to be nominal. Bedminster National is subject to a corporate level tax on the amount by which the fair market value of our common stock distributed in the distribution exceeded Bedminster National’s basis in such stock.

Our Relationship with Bedminster National after the Distribution
Following the distribution, we will be an independent public company and Bedminster National will have no continuing stock ownership interest in us. Prior to the distribution, we will enter into a separation and distribution agreement with Bedminster National Corp. for the purpose of separating Bedminster Financial from Bedminster National and distributing our common stock to Bedminster National’s stockholders.

Post-Distribution Dividend Policy
We do not anticipate paying any dividends on our Class A and Class B common stock in the foreseeable future. The payment and amount of dividends by us after the distribution will be subject to the discretion of our board of directors.

Risk Factors	The distribution and ownership of our common stock involves various risks. You should carefully consider the matters discussed under “Risk Factors”.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Information Statement. The statement of operations and balance sheet data are derived from our January 16, 2007 (inception) to March 31, 2007 audited consolidated financial statements.

For the Year Ended March 31, 2007
STATEMENT OF OPERATIONS

Revenues	$0
Net Income (Loss)	$(14,220)
Total Operating Expenses	$14,130
Net Income (Loss) Per Share	0

As of March 31, 2007
BALANCE SHEET DATA

Cash	$2,980
Total Current Assets	$2,980
Total Assets	$3,430
Total Liabilities	$17,650
Stockholders’ Deficit	$(14,220)

Going Concern

As reflected in the Company’s Financial Statements and Note 6 to the Financial Statements which accompany this Information Statement, the Company’s accumulated deficit from inception of $14,220, negative working capital of $14,670, and negative cash flow from operations of $11,492 from inception raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional debt or capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

To successfully grow the individual segments of our business, we must raise additional capital through a combination of public or private equity or debt offerings or strategic alliances. Our future success is dependent upon raising additional money to provide for the necessary operations of the company. If we are unable to obtain such additional financing, there would be a material adverse effect on our business, financial position, and results of operations. Our continuation as a going concern is dependent on our ability to generate sufficient capital to meet our obligations on a timely basis, and to implement and grow our business. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to us.

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the following risk factors and the other information contained in this information statement in evaluating us and our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.

Risks Related to Our Separation from Bedminster National

We have no history operating as an independent company upon which you can evaluate us.

We have been operating as a wholly-owned subsidiary of Bedminster National since January 16, 2007. As an independent public company following the spin-off, our ability to satisfy our obligations and become profitable will be solely dependent upon the future performance of the businesses we own and operate, and we will not be able to rely upon Bedminster National’s capital resources, cash flows from the business remaining with Bedminster National, sales or marketing. In addition, our historical financial statements do not reflect the costs of being a public company. We may not be able to operate our business effectively as an independent public company and as a result our financial condition or results of operations may be adversely affected.

The market price for our common stock may be volatile, and you may not be able to sell our stock at a favorable price.

Prior to the spin-off and distribution there has been no public market for our Class A common stock. An active public market for our Class A common stock may not develop or be sustained after the spin-off. The stock price of our Class A common stock in any such market may be higher or lower than the initial quoted price. Many factors could cause the market price of our common stock to rise and fall, including the following:

•	variations in our quarterly results;

•	announcements of technological innovations by us or by our competitors;

•	introductions of new products or new pricing policies by us or by our competitors;

•	acquisitions or strategic alliances by us or by our competitors;

•	recruitment or departure of key personnel;

•	the gain or loss of significant orders;

•	the gain or loss of significant customers;

•	changes in the estimates of our operating performance or changes in recommendations by any securities analysts that elect to follow our stock; and

•	market conditions in our industry, the industries of our customers, and the economy as a whole.

Substantial sales of our common stock following the spin-off, or the perception that such sales might occur, could depress the market price of our common stock.

Substantially all of the shares of our common stock distributed in the spin-off will be eligible for immediate resale in the public market. Any sales of substantial amounts of our Class A common stock in the public market, or the perception that such sales might occur, could depress the market price of our Class A common stock.

We are unable to predict whether substantial amounts of our Class A common stock will be sold in the open market following the spin-off.

Risks Related to Our Business Operations

Our limited operating history makes it difficult or impossible to evaluate our performance and make predictions about our future.
We were incorporated in Nevada on January 16, 2007. To date, we have no revenue and a limited operating history upon which an evaluation of our future success or failure can be made. You should be aware of the difficulties normally encountered by companies similarly situated to us and the high rate of failure of such enterprises. If we do not successfully address the risks facing us, then our future business prospects will be significantly limited and, as a result, once our stock is quoted on the OTCBB, the trading price of our common stock would likely decline significantly. You should consider the likelihood of our future success in view of our limited operating history, as well as the complications frequently encountered by other companies in the early stages of development. If we encounter problems, additional costs, difficulties, complications or delays in business development, it will have a material adverse effect on our business, results of operations and financial condition, and as a result, we could be forced to cease our business operations.

We will need to raise additional capital or debt funding to sustain operations, and our inability to obtain adequate financing may result in us curtailing or ceasing our business operations

Unless we can become profitable, we will require additional capital to commence and sustain operations and will need access to additional capital or additional debt financing to grow. In addition, to the extent that we have a working capital deficit and we will need to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of implementing our business objectives. Any of these events could be materially harmful to our business, which would force us to curtail or cease our business operations, thus resulting in a lower stock price once our stock is quoted on the OTCBB.

Additional financing may potentially dilute the value of our stockholders' shares.

We will need to raise additional capital to fund our anticipated future expansion and implement our business plan. Any additional financing may also involve dilution to our then-existing stockholders, which could result in a decrease in the price of our common stock once our stock is quoted on the OTCBB.

We have been the subject of a going concern opinion March 31, 2007 from our independent auditors, which means that we may not be able to continue operations unless we can become profitable or obtain additional funding.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements as of March 31, 2007, which states that the financial statements raise substantial doubt as to our ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We will have to raise additional funds to meet our current obligations and to cover operating expenses for the remainder of the year. If we are not successful in raising additional capital we may not be able to continue as a going concern.

We are subject to a working capital deficit, which means that our current assets at September 30, 2006 were not sufficient to satisfy our current liabilities.

As of March 31, 2007, we had a working capital deficit of $14,670, which means that our current liabilities of $17,650 exceeded our current assets of $2,980 by that amount on March 31, 2007. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 31, 2007 were not sufficient to satisfy all of our current liabilities on that date. We will have to raise additional capital or debt to fund the deficit or cease operations.

A significant or prolonged economic downturn could have a material adverse effect on our results of operations.

Our results of operations are affected by the level of business activity of our potential clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. A decline in the level of business activity of our potential clients could have a material adverse effect on our revenues and profit margin. We have implemented and will continue to implement cost-savings initiatives to manage our expenses as a percentage of revenues. However, we may not be able to reduce the rate of growth in our costs on a timely basis or control our costs to maintain our margins.

We may face damage to our professional reputation or legal liability if our clients are not satisfied with our services.

As an asset management company, we depend to a large extent on our relationships with our potential clients and our reputation for professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or it may be more damaging in our business than in other businesses.

The asset management and trust markets are highly competitive and the pace of consolidation, as well as vertical integration, among our competitors continues to increase. As a result, we may not be able to compete effectively if we cannot efficiently respond to these developments in a timely manner.

The asset management and trust markets include a large number of participants and is highly competitive. We compete with and face potential competition for clients and experienced personnel from a number of companies that have significantly greater financial, technical and marketing resources, generate greater revenues than us and have greater name recognition. There can be no assurance that the Company will be able to compete successfully with its competitors in the future.

We depend on key personnel and our failure to attract or retain key personnel could harm our business.

Our success largely depends on the efforts and abilities of our key executive and consultants, including Paul Patrizio, our sole officer and director. The loss of the services of Mr. Patrizio could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues.

Our success depends upon our ability to attract and hire key personnel. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled professional employees. We need to attract qualified consultants with substantial experience in order to grow our business and provide our asset management and trust services to our potential clients. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

Our Class A common stock has no voting rights and therefore Paul Patrizio will own 92.76% of our voting power through his ownership of our Class B common stock and has the authority to make decisions regarding our business.

We currently have 6,630,900 shares of Class A common stock outstanding of which Paul Patrizio owns 5,000,000 shares or 77.91%. These shares of Class A common stock have no voting rights. In addition we have 2,154,000 shares of Class B common stock outstanding of which Paul Patrizio owns 2,000,000 shares or 92.76%. Based upon same, Mr. Patrizio owns 92.76% of our voting stock. Therefore, the holders of our Class A common stock will have no power to vote on any matters and will have no ability to cause a change in the course of our operations.

The requirements of complying with the Exchange Act and the Sarbanes-Oxley Act may strain our resources, and our internal control over financial reporting may not be sufficient to ensure timely and reliable external financial reports.

We will be subject to the reporting requirements of the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002, including Section 404 relating to internal control over financial reporting. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, corporate governance standards and internal control over financial reporting. Section 404 of the Sarbanes-Oxley Act requires that management document and test our internal control over financial reporting and provide management’s conclusion in our Annual Report on Form 10-K for the fiscal year ending December 31, 2007 whether our internal control over financial reporting at December 31, 2007 is effective. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required as we may need to devote financial resources, additional time and personnel to legal, financial and accounting activities to ensure our ongoing compliance with public company reporting requirements. We cannot assure you that we will be able to implement any required changes to correct possible material weaknesses in internal control over financial reporting and sufficiently document and test the revised internal control procedures in order to make a positive conclusion as to the effectiveness of internal control over financial reporting by December 31, 2007.

Risks Related to Our Common Stock

Our common stock has no prior public market, and it is not possible to predict how our stock will perform after the distribution.

There has been no prior trading market for our stock and once our stock is quoted on the OTCBB we cannot give you any assurance about the prices at which our common stock will be quoted. Until an orderly market develops, the prices at which our stock trades may fluctuate significantly. Prices for our common stock will be determined in the trading markets and may be influenced by many factors, including:

•	the depth and liquidity of the market for our common stock;

•	developments generally affecting the ophthalmic surgical and contact lens care industries;

•	investor perceptions of us and our business;

•	general economic and industry conditions.

In addition, the stock market, in general, often experiences substantial volatility that is often seemingly unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.

The substantial number of shares of our Class A common stock that are eligible for future sale in the public market could adversely affect prevailing market prices of our Class A common stock or limit our ability to raise additional capital.

Future sales of substantial amounts of our Class A common stock in the public market, or the perception that these sales might occur, could adversely affect the prevailing market price of our Class A common stock or limit our ability to raise additional capital. We currently have 6,630,900 shares of our Class A common stock issued and outstanding.

No precise prediction can be made of the effect, if any, that market sales of our Class A common stock or the future availability of shares for sale will have on the market price of our Class A common stock from time to time. Sales of substantial amounts of our Class A common stock in the public market could adversely affect prevailing market prices and limit our ability to raise additional capital.

We have not, and currently do not anticipate, paying dividends on our common stock.

We have never paid any dividend on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. We currently intend to retain future earnings, if any, to finance operations, capital expenditures and to expand our business.

There is presently no market for our common stock, and once quoted on the OTCBB, trading may be limited and sporadic thereby making it more difficult for investors to engage in transactions in our securities.

We expect to apply for our Class A common stock to be quoted on the OTCBB. The OTCBB is not an exchange and, because trading of securities on the OTCBB is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of the shares that you receive in connection with the distribution.

Once quoted on the OTCBB, our common stock will be deemed to be “penny stock”, which may make it more difficult for investors to sell their shares due to suitability requirements.

Once quoted on the OTCBB, our common stock will be deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•
In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Many brokers have decided not to trade "penny stocks" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded on the Pink Sheets, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Some of the statements contained in this Information Statement of the Company discuss future expectations, contain projections of our operations or financial condition or state other forward-looking information. Some statements contained in this Information Statement that are not historical facts (including without limitation statements to the effect that we "believe," "expect," "anticipate," "plan," "intend," "foresee," or other similar expressions) and are forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. All comments concerning our expectations for future revenue and operating results are based on our forecasts of our plan of operation and do not include the potential impact of any future acquisitions or operations. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements.

THE SPIN-OFF AND DISTRIBUTION

Background

Bedminster National was incorporated in Delaware on April 22, 2005. Currently, Bedminster National operates the following three distinct businesses: providing management consulting services to third party companies, and through its wholly-owned subsidiaries, Bedminster Financial Corp. and Bedminster Capital Corp., intends to manage investment assets and to own and manage real estate, respectively. In furtherance of its management consulting business plan, Bedminster National anticipates that it may acquire other entities in the future and provide its management consulting services to these entities. However, Bedminster National may never acquire other entities.

Bedminster Financial Corp., a wholly-owned subsidiary of Bedminster National, was incorporated in Nevada on January 16, 2007 to manage investment assets and provide trust service. We issued to Bedminster National on January 16, 2007, 6,630,900 shares of our Class A and 2,154,000 shares of our Class B common stock, par value $.0001 per share, constituting all of our issued and outstanding shares pursuant to an exemption from registration pursuant to Section 4(2) of the 1933 Securities Act. We will provide institutions and high net worth individuals with trust and custodial services and investment advisory services. The core of our business will be dependent on our client relationships. We believe that in addition to investment performance, client service is paramount in the asset management business. As such, a major focus of our business strategy will be to build strong relationships with clients to better enable us to anticipate their needs and to satisfy their investment objectives. Our future success will depend to a significant degree on both investment performance and our ability to provide responsive client service. We have not yet received regulatory approval to provide such services but will seek the necessary approvals from any governmental agencies required to conduct our business prior to commencing operations. After the spin-off and distribution, Bedminster National will not own any shares of our stock.

Reasons for the Spin-Off and Distribution

After careful consideration, Bedminster National’s board of directors decided to pursue the spin-off primarily for the following reasons:

▪	Bedminster National’s desire to pursue a strategic reorganization and discontinue operating Bedminster Financial’s business;

▪
the management consulting business and the management of investment assets and providing trust services businesses have fundamentally distinct characteristics, and operate in different markets and markets of different sizes with different growth, customers and competitors;

▪	the management and board of directors of each company will be able to more fully focus on its separate business environment with a resulting increase in accountability for decisions;

▪	eliminating any potential competition between the separate businesses for capital resources should facilitate efficient and effective utilization of available capital resources;

▪
each business will be able to more directly align the interests of its key employee(s) with those of public investors by providing equity based compensation to the employee(s) and providing incentives that are tied to different types of businesses;

▪	each business will have the ability to strengthen its capital structure to provide the flexibility to pursue its strategic objectives;

▪
investors should be able to evaluate better each company's financial performance and strategies based on the merits and prospects of its independent business, thereby enhancing the likelihood that both companies will achieve appropriate market valuations; and

▪	separate trading of each company's stock should increase the flexibility for each company to issue its equity as consideration in future acquisitions and alliances.

The Separation of Bedminster Financial from Bedminster National

We are currently a wholly-owned subsidiary of Bedminster National. We were incorporated on January 16, 2007 in preparation for our spin-off from Bedminster National. Under the Separation and Distribution Agreement with Bedminster National, Bedminster National agreed to transfer to us all of the Bedminster Financial assets and we have agreed to assume all of Bedminster Financial’s liabilities.

Description of the Spin-Off and Distribution

      On May 25, 2007, Bedminster National’s board of directors approved proceeding with the spin-off of Bedminster Financial from Bedminster National. To effect the spin-off, on ___, 2007, Bedminster National’s board of directors will declare a dividend to holders of record of Bedminster National’s Class A and Class B common stock on ___, 2007, the record date., of all the shares of our Class A and Class B common stock that Bedminster National will own on the date of the distribution. These shares (6,630,900 shares of our Class A and 2,154,000 shares of our Class B common stock, par value $.0001 per share) will represent 100% of our outstanding Class A and Class B common stock immediately before the distribution.

The distribution will be effective on    , 2007. After the distribution, holders of Bedminster National Class A and Class B common stock of record on the record date will own Bedminster Financial Class A and Class B common stock as well as continue to own Bedminster National Class A and Class B common stock.

The Number of Shares You Will Receive

Each holder of Bedminster National Class A common stock will receive a dividend of one (1) share of our Class A common stock for every one (1) share of Bedminster National Class A common stock held on the record date. Each holder of Bedminster National Class B common stock will receive a dividend of one share of our Class B common stock for every one (1) share of Bedminster National Class B common stock held on the record date.

Please note that if you sell your shares of Bedminster National’s Class A and Class B common stock between the record date and the distribution date in the market, you will be selling your right to receive the dividend of shares of Bedminster Financial’s Class A and Class B common stock in the distribution.

When and How You Will Receive the Dividend

You must be a stockholder of Bedminster National on the record date or have acquired shares of Bedminster National Class A or Class B common stock between the record date and the distribution date in order to participate in the distribution. No other action is necessary on your part in order to receive the shares of our common stock in the distribution. You are not required to pay to any consideration to Bedminster National or us for the shares of our Class A and/or Class B common stock distributed to you or to surrender or exchange your shares of Bedminster National Class A and/or Class B common stock in order to receive our Class A and/or Class B common stock. The distribution will not affect the number of Bedminster National outstanding shares or the number of shares of Bedminster National stock that you own. DO NOT SEND YOUR STOCK CERTIFICATES TO BEDMINSTER NATIONAL, THE TRANSFER AGENT OR US. If you own Bedminster National stock through a broker or other nominee, your shares of our stock will be credited to your account by the broker or other nominee.

Results of the Distribution

      After the spin-off and distribution, we will be a separate, independent public company owning and operating Bedminster Financial’s business previously owned by Bedminster National. Immediately following the distribution, Bedminster National will not own any shares of our stock and we expect to have approximately 50 holders of record of our Class A common stock and 6,630,900 shares of our Class A common stock outstanding, and 43 holders of record of our Class B common stock and 2,154,000 shares of our Class B common stock outstanding, based on Bedminster National’s record holders and outstanding shares.

Trading of Our Common Stock

No current public trading market exists for our Class A or Class B common stock. We intend to apply for our Class A common stock to be quoted on the OTCBB. We cannot assure you of the price at which our stock will be quoted before, on or after the distribution date and prices may fluctuate significantly until an orderly market develops. The combined trading prices of our Class A common stock and Bedminster National Class A common stock held by stockholders after the distribution may be less than, equal to or greater than the trading price of Bedminster National Class A common stock prior to the distribution.

As long as you have held Bedminster National Class A and/or Class B common stock for at least two years, the shares of our common stock that you receive will be freely transferable unless you have a special relationship or affiliation with us. You may be considered our affiliate after the distribution if you are an individual or entity that controls, is controlled by or is under common control with us. This may include some or all of our officers and directors. If you are an affiliate you will be permitted to sell your shares only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as exemptions afforded by Section 4(2) of the Securities Act or Rule 144 thereunder.

U.S. Federal Income Tax Consequences of the Distribution

The following is a general summary as of the date of this Information Statement of certain U.S. federal income tax consequences resulting from the distribution to holders of Bedminster National common stock that are U.S. persons for U.S. federal income tax purposes. Holders of Bedminster National stock that are not U.S. persons may have different tax consequences than those described below and are urged to consult their tax advisors regarding the tax treatment to them under relevant non-U.S. tax law.

This discussion is based upon the Internal Revenue Code, existing and proposed Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all as in effect as of the date of this Information Statement, and all of which are subject to change, possibly with retroactive effect. This summary does not discuss all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, banks, insurance companies, tax-exempt organizations and non-U.S. persons. Further, this summary is limited to holders that hold their Bedminster National common stock as a capital asset within the meaning of Section 1221 of the Code (generally, assets held for investment). In addition, this summary does not address the tax consequences of the distribution under U.S. state or local law or under non-U.S. tax laws, or the tax consequences of transactions effectuated prior to or after the distribution (whether or not such transactions are undertaken in connection with the distribution). The federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This Information Statement and any exhibits or attachments is general in nature and not meant as specific investment or tax advice. CONSEQUENTLY, YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE DISTRIBUTION TO YOU.

The distribution will be a taxable transaction to Bedminster National and the Bedminster National stockholders. For U.S. federal income tax purposes:

▪	Bedminster National will recognize gain, but not loss, equal to the difference between its basis in our common stock and the fair market value of our common stock;

▪
Each Bedminster National stockholder who receives our Class A and/or Class B common stock in the distribution will be treated as if he/she had received a taxable distribution in an amount equal to the fair market value of our common stock received (which we believe to be nominal), which will result in (i) a dividend to the extent of his pro rata share of Bedminster National's current or accumulated earnings and profits (if any), (ii) a reduction in his basis in his Bedminster National common stock to the extent the amount received exceeds his share of Bedminster National's earnings and profits, and (iii) a gain (which will generally be a capital gain if the Bedminster National common stock is held as a capital asset on the distribution date) to the extent the fair market value of his shares of our common stock exceeds the sum of the amount treated as a dividend and his basis in his Bedminster National common stock;

▪
The holding period for a Bedminster National stockholder’s shares of our common stock received in the distribution will include the holding period during which the stockholder held Bedminster National shares; and

▪	Each Bedminster National stockholder’s basis in our stock received in the distribution will be the fair market value of our common stock on the distribution. Date, which we believe to be nominal

Reason for Furnishing this Information Statement

This Information Statement is being furnished to you by Bedminster Financial solely to provide you with information regarding the spin-off and distribution and our company. It is not and is not to be construed as an inducement or encouragement to buy or sell any of our securities. We believe the information contained in this Information Statement is accurate as of its date. Changes may occur after that date and we will not update the information except in the normal course of our respective public disclosure obligations and practices or as, specifically indicated in this Information Statement.

DIVIDEND POLICY

We do not anticipate paying any dividends on our Class A and Class B common stock in the foreseeable future. The payment and amount of dividends by us after the distribution will be subject to the discretion of our board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the combined financial statements and the corresponding notes and the unaudited pro forma combined financial statements and the corresponding notes included elsewhere in this Information Statement. The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus.

Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report. Please see “Forward Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Separation from Bedminster National

Bedminster National has determined to spin-off its wholly-owned subsidiary Bedminster Financial, which is in the business of managing investment assets and intends to provide trust services by distributing all of our outstanding shares of stock to its stockholders. Following the distribution, we will be an independent public company and Bedminster National will no longer maintain any stock ownership in us.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Second Quarter 2007

We will attempt to raise $200,000 in debt financing for initial working capital. We expect that the $200,000 in debt financing will be a private placement to individual investors of short term notes personally guaranteed by management. The proceeds of the note offering would be used solely for beginning the process of funding our business and commence receiving any regulatory approvals.

Third Quarter 2007

During this quarter, we may seek investment partners in order to raise the necessary funds to further develop our business. Such partners include banks, investment funds and broker-dealers, and management intends to utilize its significant contacts among these entities to facilitate such a relationship. The funding will likely consist of a private placement of debt and/or our equity securities possibly through the assistance of a broker-dealer. We intend to sell only shares of Class A Common Stock or securities that are convertible into shares of Class A Common Stock and accordingly we believe that such a placement would not result in any change in our control. However, the specific amount, timing and terms of any such placement will not be known until an agreement has been executed by us and any potential investment partner.

Fourth Quarter 2007

If we have the necessary approvals, we will seek out opportunities to provide investment and trust services and intend to enhance our capabilities by adding personnel or entering into joint ventures with other financial service firms. We intend to raise an additional $500,000 through debt or equity financing to support our efforts to hire additional staff during this period.

First Quarter 2008

If we have not already completed the financing transaction during the third quarter, we intend to close on such additional financing for working capital and corporate overhead. We intend to actively recruit new board members with appropriate experience and hire a corporate staff including a chief financial officer.

Going Concern

As reflected in the Company’s Financial Statements and Note 6 to the Financial Statements which accompany this Information Statement, the Company’s accumulated deficit from inception of $14,220, negative working capital of $14,670, and negative cash flow from operations of $11,492 from inception raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional debt or capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

To successfully grow the individual segments of our business, we must raise additional capital through a combination of public or private equity or debt offerings or strategic alliances. Our future success is dependent upon raising additional money to provide for the necessary operations of the company.

If we are unable to obtain such additional financing, there would be a material adverse effect on our business, financial position, and results of operations. Our continuation as a going concern is dependent on our ability to generate sufficient capital to meet our obligations on a timely basis, and to implement and grow our business. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to us

Results of Operations

From Inception, January 16, 2007, through March 31, 2007

Revenues

We had no revenues from inception through March 31, 2007. .

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $952 from inception through March 31, 2007.
Net Loss

Our net loss from operations from inception through March 31, 2007 was $14,220.

Operating Expenses

         Total operating expenses from inception through March 31, 2007 were $14,130, consisting of $10,000 for management fees, $3,381 for professional fees and $952 for general and administrative expenses. The cost and expenses from inception through March 31, 2007 were attributable primarily to professional fees incurred in connection with our formation and management fees.

The Company has entered into a management services agreement with Apogee Holdings Inc (a company controlled by our President and majority stockholder of our parent) that became effective March 1, 2007. The management agreement ends December 31, 2017 and calls for an annual fee of $240,000 (which amount shall be increased by $5,000 when and if the Company’s revenues, based on the trailing twelve months over per forma basis, exceed $5,000,000 and there after increase by an additional $2,000 for each proforma revenue increase of $5,000,000), which management fee shall increase by no less then 5% annually. In the event of termination of services without cause, the agreement provides that the Company shall pay the amount of the balance of the term of the agreement up to a maximum of $250,000. Apogee will also earn an annual bonus as follows: ten percent of the annual adjusted EBITDA based on the audited consolidated results of the Company. 40% of such bonus shall be paid in cash and the remaining 60% shall be paid in shares of Class A Common Stock of the Company based on an amount equal to 120% of the annual average stock price. Such shares shall be restricted from sale for a period of three years from the date that Apogee receives such bonus shares. Apogee will also be entitled to an additional bonus of $100,000 in cash if and when the Company becomes a separate publicly traded entity, provided that the Board shall determine that the Company has sufficient funds to pay such bonus or any portion of such bonus from time to time. As of March 31, 2007, the Company has paid $10,000 and Apogee has waived $10,000 under the management agreement.

Liquidity and Capital Resources

As of March 31, 2007 we had $2,980 in cash. In January 2007, Signature Bank approved a $100,000 line of credit for the Company. The line provides an interest rate of 1% above the prime rate (9.25% as of March 31, 2007) on all outstanding amounts and requires monthly payments of 1/36 of all principal amounts outstanding under the line plus interest. The parent has guaranteed the line and there is $14,472 outstanding under the line as of the date hereof.

 We believe we can not currently satisfy our cash requirements with the next twelve months with our current cash and expected revenues from our current contract to provide consulting services and our bank lines and funds from our private financing. However, management plans to increase revenue and obtain additional financing in order to sustain operations for at least the next twelve months. We have already obtained some financing and sold shares to support our continued operations. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we would not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operations of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our consulting services to cover our operating expenses. Consequently, there is substantial doubt about the company’s ability to continue to operate as going concern.

BUSINESS

General

We were incorporated in Nevada on January 16, 2007. We intend to manage investment assets and provide trust services. We will provide institutions and high net worth individuals with trust and custodial services and investment advisory services. The core of our business will be dependent on our client relationships. We believe that in addition to investment performance, client service is paramount in the asset management business. As such, a major focus of our business strategy will be to build strong relationships with clients to better enable us to anticipate their needs and to satisfy their investment objectives. Our future success will depend to a significant degree on both investment performance and our ability to provide responsive client service. We have not yet received regulatory approval to provide such services; however we will seek the necessary approvals from any governmental agencies required to conduct our business prior to commencing operations.

Offices

Our principal executive offices will be located at 90 Washington Valley Road, Bedminster, New Jersey 07921 and our telephone number will be (908) 719-8942

Services

We intend to provide to institutions and high net worth individuals generally having at least $1 million in assets under management, trust and custodial services and investment advice. We will seek to define and improve the risk/return profile of the client’s investment portfolio by complementing or enhancing existing investment strategies. We may also provide other services including tax reporting, distribution of income to beneficiaries, preparation of trust and account statements and attending to the special needs of particular trusts. We intend to serve as trustee for tax and estate-planning purposes, as well as for special needs trusts. We may also provide custodial services, safekeeping and accounting services. We will generate revenue by charging our clients a fee for our services based on a percentage of assets we manage for them or on a flat fee for certain services basis. We will likely be chartered and regulated by the New Jersey Department of Banking and possibly other governmental regulatory agencies.

Distribution Channels

We intend to market our services through several distribution channels that allow us to expand the reach of our investment advisory and trust services. These channels will provide us with the ability to leverage our capabilities with those of other financial services firms and intermediaries and focus on our core competency of providing trust and investment advisory services. Investment management consulting firms serve as gatekeepers to an overwhelming percentage of corporate pension plans, endowments, foundations and high net worth individuals. We intend to establish strong relationships with local investment consulting firms.

Growth Strategy

We believe that we can establish a strong platform to support future growth through development of an established client base and consultant relationships, strategic acquisitions and alliances. As our primary business objective, we intend to maintain and enhance relationships with clients and investment consultants by providing solid investment performance and a high level of quality trust service to our clients. Additionally, we will pursue growth through targeted sales and marketing efforts that emphasize our investment and superior client service. New institutional client accounts will generally be derived via investment consultants.

Competition

We will be subject to substantial and growing competition in all aspects of our business. Barriers to entry to the asset management business are relatively low, and our management anticipates that we will face a growing number of competitors. Although no one company dominates the asset management industry, many companies are larger, better known and have greater resources than we do.

We will compete against an ever-increasing number of investment dealers, banks, insurance companies, trust companies and others that offer investment advice and trust services. In short, the competitive landscape in which we will operate is both intense and dynamic and there can be no assurance that we will be able to compete effectively in the future.

Patent and Trademarks

We currently do not own any patents, trademarks or licenses of any kind and therefore we have no protected rights with respect to our services.

Governmental Regulations

We have not yet received regulatory approval to provide our services. However, we will seek the necessary approvals from any governmental agencies required to conduct our business prior to commencing operations.

We will operate in a highly regulated environment and be subject to extensive supervision and examination. As a chartered trust company, we would be subject to state rules and regulations and supervision by the State Department of Banking in which we will operate.  These laws are intended primarily for the protection of clients and creditors, rather than for the benefit of investors and generally provide for and regulate a variety of matters, such as minimum capital maintenance requirements; restrictions on dividends; restrictions on investments of restricted capital; lending and borrowing limitations; prohibitions against engaging in certain activities; periodic examinations by the office of the Department of Banking Commissioner; furnishing periodic financial statements to the Department of Banking Commissioner; fiduciary record-keeping requirements; and sometimes prior regulatory approval for certain corporate events (such as mergers, sale/purchase of all or substantially all of the assets and transactions transferring control of a trust company).

We may also be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to the related regulations, insofar as we are a “fiduciary” under ERISA with respect to some of our clients. ERISA and applicable provisions of the Code impose certain duties on persons who are fiduciaries under ERISA or who provide services to ERISA plan clients and prohibit certain transactions involving ERISA plan clients.

We may also be subject to other regulatory agencies including the Securities and Exchange Commission.

Our failure to comply with any of these regulatory requirements could have a material adverse effect on us.

Legal Proceedings

We are not a party to any pending or threatened legal proceedings

Employees

We currently have one (1) employee.

MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the name and age of our sole executive officer and director who is currently expected to serve as our sole executive officer and director immediately following the distribution.

Name	Age	Position	Date of Appointment

Paul Patrizio	50	President, Chief Executive Officer, Chief Financial Officer, Chairman	January 16, 2007

 Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five (5) years.

Paul Patrizio

Paul Patrizio has been the President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors since our inception on January 16, 2007. Since its inception in April 2005, Mr. Patrizio has held the same positions with Bedminster National, a public company quoted on the OTCBB under the symbol “BMSTA”. Mr. Patrizio has been Chairman and the principal stockholder of Apogee Holdings Inc. and Apogee Partners Ltd., private investment companies (collectively “Apogee”), since 1999. From 1999 to 2005 Apogee has provided investment capital and consulting services with respect to management, financing and development matters to various small and medium sized companies. Prior to Apogee, he was a Senior Managing Director and partner at Angel Investments LLC, an investment banking firm and registered broker-dealer based in New York City which where he specialized in corporate finance matters . Prior to Angel, Mr. Patrizio was a practicing attorney and a partner in a New York City law firm where he specialized in corporate and securities matters. From July 2004 to March 2005, Mr. Patrizio was the Chairman and Chief Financial Officer of Somerset International Group Inc. a public company (OTC:SOSI) which is currently a holding company for Secure Systems, Inc. a wireless security company. From July 2000 until July 2002, Mr. Patrizio was Chairman of Teleservices Group Inc., a company which installed and maintained telecommunications equipment. Mr. Patrizio was also a director of Berliner Communications Inc. (OTCBB:BERL), a wireless communications infrastructure provider from June 2000 until December 2001.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

None.

Family Relationships

No family relationships exist among our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, during the past five (5) years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Annual Meeting

Our first annual meeting of stockholders after the distribution is expected to be held in Summer 2007. This will be an annual meeting of stockholders for the election of directors. The annual meeting will be held at our principal office or at such other place and on such date as may be fixed from time to time by resolution of our board of directors.

Board Committees

We do not and will not have an audit, nominating or compensation committee because the company believes that the Board of Directors is capable of performing the respective functions of those committees and because the company does not currently have the human resources to staff such committees.

Executive Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us during from inception through March 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Paul Patrizio, (1) President, Chief	2007	0	0	0	0	0	0	0	0
Executive Officer,	2006	0	0	0	0	0	0	0	0
Chief Financial Officer

Outstanding Equity Awards at Fiscal Year-End Table.   There were no individual grants of stock options to purchase our common stock made to the named executive officers in the Summary Compensation Table from inception through March 31, 2007, and the subsequent period up to the date of the filing of this prospectus.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer who is expected to be our sole officer and director immediately following the spin-off for services rendered to Bedminster National during the fiscal years ended December 31, 2006 and 2005.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Paul Patrizio, (1) President, Chief	2006	173,067	0	0	0	0	0	(2)	173,067
Executive Officer,	2005	0	0	0	0	0	0	(2)	0
Chief Financial Officer
____________

(1)	Since May 1, 2006, Mr. Patrizio received $173,067 in salary pursuant to his employment agreement with Bedminster National.

(2)
Pursuant to his employment agreement with Bedminster National, Mr. Patrizio receives a $600 per month automobile allowance, $100 cellular telephone allowance, a $200 home office allowance and a professional fee allowance of $100 per month. He also earns an annual bonus of 10% of the annual adjusted EBITDA earnings which will be paid 65% in cash and 35% in common shares - A class at the annual average stock price. He is also entitled to all employee benefits and life insurance in the amount of $3,000,000.

Outstanding Equity Awards at Fiscal Year-End Table. There were no individual grants of stock options to purchase our common stock made to the named executive officer in the Summary Compensation Table during the fiscal year ended December 31, 2006, and the subsequent period up to the date of the filing of this prospectus.

Employment Agreements

Bedminster National entered into an employment agreement with Paul Patrizio, its sole officer and director, which became effective on May 1, 2006. The employment agreement has a term of nine (9) years and calls for an annual salary of $250,000 (which amount shall be increased by $35,000 when and if our revenues, based on the trailing twelve (12) months over per forma basis, exceed $10,000,000 and there after increase by an additional $25,000 for each proforma revenue increase of $10,000,000), which salary shall increase by no less then 5% annually. In the event of termination of employment without cause, the agreement provides that Bedminster National shall pay severance equaling the greater of the balance of the term of the agreement or one year’s salary. In addition, Mr. Patrizio will receive a $600 per month automobile allowance, $100 cellular telephone allowance, a $200 home office allowance and a professional fee allowance of $100 per month. Mr. Patrizio also earns an annual bonus of 10% of the annual adjusted EBITDA earnings which can be paid 65% in cash and 35% in common shares - A class at the annual average stock price. He is also entitled to all employee benefits and life insurance in the amount of $3,000,000. The agreement also calls for Mr. Patrizio to receive a lump sum payment of 300% of his annual salary upon death or termination during the term of the agreement.

Compensation of Directors

From inception through March 31, 2007, we did not compensate our directors for their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Prior to the distribution, all of the outstanding shares of our Class A and Class B common stock are and will be owned beneficially and of record by Bedminster National. To the extent directors and executive officers own or will own Bedminster National Class A and Class B common stock prior to the distribution, they will receive shares of our Class A and Class B common stock in the distribution on the same basis as other holders of Bedminster National Class A and Class B common stock. The following table sets forth information with respect to the projected beneficial ownership of our outstanding Class A and Class B common stock, immediately following the completion of the distribution, assuming a one-for-one distribution ratio, by (i) each director; (ii) each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock; (iii) each of our executive officers named in the Summary Compensation Table; and (iv) all of our current executive officers and directors of as a group.

The share amounts in the table below reflect the projected ownership of our Class A and Class B common stock by each person or entity based on that person’s or entity’s ownership of Bedminster National Class A and Class B common stock on May 25, 2007 and assuming the distribution occurred on that day. Ownership of Bedminster National’s Class A and Class B common stock was determined by a review of Bedminster National’s records and statements filed with the Securities and Exchange Commission pursuant to Sections 13(d) or 13(g) of the Exchange Act. Percentage ownership is calculated based on the 6,630,900 shares of our Class A and 2,154,000 shares of our Class B common stock that would have been outstanding on May 25, 2007, assuming the distribution had occurred on that day. Except as set forth in the table below, upon completion of the distribution, we do not expect any other person to own more than five percent (5%) of our outstanding Class A and Class B common stock.

Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(2)

Class A Common Stock	Paul Patrizio(1)	5,000,000	77.91%

Class A Common Stock	All officers and directors as a group (1 in number)	5,000,000	77.91%

Class B Common Stock	Paul Patrizio(1)	2,000,000	92.76%

Class B Common Stock	All officers and directors as a group (1 in number)	2,000,000	92.76%
____________

(1)	The person listed is an officer and/or director of us and Bedminster National and the address for each beneficial owner is 90 Washington Valley Road, Bedminster, NJ 07921.

(2)
Based on 6,630,900 shares of Class A Common Stock issued and outstanding, and 2,154,000 shares of Class B Common Stock issued and outstanding as of May 25, 2007. The shares of Class A Common Stock have no voting rights. The shares of Class B Common Stock have voting rights.

DESCRIPTION OF SECURITIES

Our current authorized capital stock consists of 200,000,000 shares of Class A common stock, par value $0.0001 per share, 3,000,000 shares of Class B common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

Common Stock

Class A Common Stock

As of May 25, 2007, there are 6,630,900 shares of Class A common stock issued and outstanding. Our shares of Class A common stock are not redeemable and holders of shares of our Class A common stock have no voting rights.

Class B Common Stock

As of May 25, 2007, there are 2,154,000 shares of Class B common stock issued and outstanding. Our Class B common stock has rights, privileges, limitations, restrictions and qualifications identical to Class A common stock except that our holders of shares of Class B common stock are entitled to one vote per share. Shares of Class B common stock are not redeemable but are convertible into shares of Class A common stock on a one for one basis.

Voting Rights

Under our Articles of Incorporation each holder of an outstanding share of Class B common stock is entitled to cast one vote for each share registered in the name of the holder. Under our Articles of Incorporation, except as noted below or as otherwise required by the Nevada Revised Statutes, holders of the outstanding shares of Class B common stock vote together with the holders of the outstanding shares of all other classes of our capital stock entitled to vote, without regard to class. At the present time, however, there are no outstanding shares of any other class of our capital stock entitled to vote.

Each holder of an outstanding share of Class A common stock is not entitled to vote on any question presented to our shareholders including, but not limited to, whether to increase or decrease, but not below the number of shares then outstanding, the number of authorized shares of Class A common stock. However, under the Nevada Revised Statutes, each holder of an outstanding share of Class A common stock is entitled to vote on any proposed amendment to our Articles of Incorporation if the amendment would alter or change the powers, preferences, or special rights of the shares of Class A common stock as to affect them adversely. Subject to the foregoing, any future change in the number of authorized shares of our Class A common stock could be consummated with the approval of the holders of a majority of the outstanding shares of Class B common stock and without any action by the holders of shares of Class A common stock.

Dividends

Subject to the rights and preference of any outstanding preferred stock, dividends on Class A common stock and Class B common stock are payable ratably on shares of our Class A common Stock and Class B common stock out of the funds we have legally available therefore when, as and if declared by the Board.

Rights in Liquidation

In the event we are liquidated, dissolved, or wound up, whether voluntarily or involuntarily, our net assets would be divided ratably among the holders of the then outstanding shares of Class A common stock and Class B common stock after payment or provision for payment of the full preferential amounts to which the holders of any series of preferred stock then issued and outstanding would be entitled.

Split, Subdivision, or Combination

If we split, subdivide, or combine the outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class of common stock shall be proportionately split, subdivided, or combined in the same manner and on the same basis as the outstanding shares of the other class of common stock have been split, subdivided, or combined.

Preemptive Rights

Shares of Class A common stock and Class B common stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any of our classes of stock. Our board of directors possesses the power to issue shares of authorized but unissued Class A common stock and Class B common stock without further shareholder action, subject to the requirements of applicable law. The number of authorized shares of Class A common stock and Class B common stock could be increased with the approval of the holders of a majority of the outstanding shares of Class B common stock and without any action by the holders of shares of Class A common stock.

Conversion

Each share of Class B common stock is convertible into one share of Class A common stock at any time solely at the option of the holder thereof.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Class B common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this Information Statement, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities. We may in the future establish an incentive stock option plan for our executives, directors, employees and consultants.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

Our Articles of Incorporation provides that, none of our directors shall be liable to us or our stockholders for damages for breach of fiduciary duty, unless such breach involves a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or involve unlawful payment of dividends or unlawful stock purchases or redemptions, or involves a transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide that we shall indemnify our officers, directors and agents to the fullest extent permissible under Nevada law, and in conjunction therewith, to procure, at our expense, policies of insurance. In addition, our bylaws provide that our directors shall have no liability for monetary damages to the fullest extent permitted under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into a management services agreement with Apogee Holdings Inc. (a company controlled by our President and majority stockholder of our parent) that became effective March 1, 2007. The management agreement ends December 31, 2017 and calls for an annual fee of $240,000 (which amount shall be increased by $5,000 when and if the Company’s revenues, based on the trailing twelve months over per forma basis, exceed $5,000,000 and there after increase by an additional $2,000 for each proforma revenue increase of $5,000,000), which management fee shall increase by no less then 5% annually. In the event of termination of services without cause, the agreement provides that the Company shall pay the amount of the balance of the term of the agreement up to a maximum of $250,000. Apogee will also earn an annual bonus as follows: ten percent of the annual adjusted EBITDA based on the audited consolidated results of the Company. 40% of such bonus shall be paid in cash and the remaining 60% shall be paid in shares of Class A Common Stock of the Company based on an amount equal to 120% of the annual average stock price. Such shares shall be restricted from sale for a period of three years from the date that Apogee receives such bonus shares. Apogee will also be entitled to an additional bonus of $100,000 in cash if and when the Company becomes a separate publicly traded entity, provided that the Board shall determine that the Company has sufficient funds to pay such bonus or any portion of such bonus from time to time. As of March 31, 2007, the Company has paid $10,000 and Apogee has waived $10,000 under the management agreement.

WHERE YOU CAN FIND MORE INFORMATION

Following the distribution, we will be required to comply with the reporting requirements of the Exchange Act and will file annual, quarterly and other reports with the Securities and Exchange Commission, or SEC. We will also be subject to the proxy solicitation requirements of the Exchange Act. We have filed a registration statement on Form 10 under the Exchange Act with the SEC to register the shares of our common stock to be issued on the distribution date. This Information Statement is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us. Statements contained in this Information Statement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of each contract, agreement or other document filed as an exhibit to the registration statement, each statement being qualified by this reference. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send to our stockholders annual reports unless requested by the individual stockholders.

BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
AS OF MARCH 31, 2007

BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F2	BALANCE SHEET AS OF MARCH 31, 2007

PAGE	F3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JANUARY 16, 2007 (INCEPTION) TO MARCH 31, 2007.

PAGE	F4	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE PERIOD FROM JANUARY 16, 2007 (INCEPTION) TO MARCH 31, 2007

PAGE	F5	STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM JANUARY 16, 2007 (INCEPTION) TO MARCH 31, 2007

PAGES	F6 - F10	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Bedminster Financial Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Bedminster Financial Corp. (a development stage company) (a wholly owned subsidiary of Bedminster National Corp.) as of March 31, 2007 and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from January 16, 2007 (inception) to March 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Bedminster Financial Corp. (a development stage company)( a wholly owned subsidiary of Bedminster National Corp.) as of March 31, 2007 and the results of its operations and its cash flows for the period from January 16, 2007 (inception) to March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage and has an accumulated deficit from inception of $14,220, a negative working capital of $14,670 and has a negative cash flow from operations of $11,492 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
April 27, 2007
Boynton Beach, Florida

F1

BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF MARCH 31, 2007

ASSETS
CURRENT ASSETS
Cash	$2,980
Total Current Assets	2,980

OTHER ASSETS
Deposits	450
Total Other Assets	450

TOTAL ASSETS	$3,430

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,178
Line of credit	14,472
Total Current Liabilities	17,650

TOTAL LIABILITIES	17,650

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued and outstanding	-
Common stock - Class A, $0.0001 par value, 200,000,000 shares authorized, 6,218,000 shares issued and outstanding	622
Common stock - Class B, $0.0001 par value, 3,000,000 shares authorized, 2,156,000 shares issued and outstanding	215
Subscription Receivable	(837)
Accumulated deficit during development stage	(14,220)
Total Stockholders’ Deficit	(14,220)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,430

See accompanying notes to financial statements.

F2

BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

For the Period From January 16, 2007 (Inception) to March 31, 2007

REVENUES	$-

OPERATING EXPENSES
Professional fees	13,178
General and administrative	952
Total Operating Expenses	14,130

LOSS FROM OPERATIONS	(14,130)

OTHER INCOME (EXPENSE)
Interest	(90)
Total Other Income (Expense)	(90)

NET LOSS BEFORE INCOME TAXES	(14,220)

Provision for Income Taxes	-

NET LOSS	$(14,220)

Net loss per share - basic and diluted	$-

Weighted average number of shares outstanding during the period - basic and diluted	8,374,000

See accompanying notes to financial statements.

F3

BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM JANUARY 16, 2007 (INCEPTION) TO MARCH 31, 2007

	Preferred Stock		Common Stock - Class A		Common Stock - Class B		Additional Paid-In	Subscription	Accumulated Deficit During Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Total

Common stock issued to parent for cash ($0.0001 per share)	-	$-	6,218,000	$622	2,156,000	$215	$-	$(837)	$-	$-
Net loss for the period January 16, 2007 to March 31, 2007	-	-	-	-	-	-	-	-	(14,220)	(14,220)

BALANCE, MARCH 31, 2007	-	$-	6,218,000	$622	2,156,000	$215	$-	$(837)	$(14,220)	$(14,220)

See accompanying notes to financial statements.

F4

BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 16, 2007 (INCEPTION) TO MARCH 31, 2007

For the Period From January 16, 2007 (Inception) to March 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	3,178
Increase in deposits	(450)
Net Cash Used In Operating Activities	(11,492)

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lines of credit	14,472
Net Cash Provided By Financing Activities	14,472

NET INCREASE IN CASH	2,980

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,980

Cash paid for interest	$-

Cash paid for taxes	$-

See accompanying notes to financial statements.

F5

BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2007

NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Bedminster Financial Corp. (“BFC”) (a development stage company) (the “Company”) is a wholly owned subsidiary of Bedminster National Corp. (“BNC”). The Company was incorporated under the laws of the State of Nevada on January 16, 2007. The Company was organized to manage investment assets and provide trust services. BFC will provide institutions and high net worth individuals with trust and custodial services and related financial advisory services.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of March 31, 2007, the Company has a net operating loss carry forward of approximately $14,220 available to offset future taxable income through 2027. The valuation allowance at March 31, 2007 was $2,133.

(E) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(F) Revenue Recognition

Revenues are recognized as the services are performed. As of March 31, 2007, the Company had no revenues.

(G) Financial Instruments

The Company’s financial instruments consist of cash, notes payable, and lines of credit. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

F6

BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2007
(H) Long-Lived Assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 142 and 144"). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

(I) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” There are no dilutive securities outstanding as of March 31, 2007.

(K) Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or "SAB 107". SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

(L) Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

F7

BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2007

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on de-recognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for period ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

F8

BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2007

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 2	STOCKHOLDERS’ DEFICIT

(A) Common Stock Issued for Cash

On January 16, 2007, the Company issued 6,218,000 shares of Class A common stock and 2,156,000 shares of Class B common stock to its parent, Bedminster National Corp (BNC) for a subscription receivable of $837 ($0.0001 per share).

All issued and outstanding shares of Class A common stock and Class B common stock shall be identical and shall entitle the holders to the same rights and privileges except that the Class A shares have no voting rights.

NOTE 3        RELATED PARTY TRANSACTIONS

The Company has entered into a management services agreement with Apogee Holdings Inc. (a company controlled by our President and majority stockholder of our parent) that became effective March 1, 2007. The management agreement ends December 31, 2017 and calls for an annual fee of $240,000 (which amount shall be increased by $5,000 when and if the Company’s revenues, based on the trailing twelve months over per forma basis, exceed $5,000,000 and there after increase by an additional $2,000 for each proforma revenue increase of $5,000,000), which management fee shall increase by no less then 5% annually. In the event of termination of services without cause, the agreement provides that the Company shall pay the amount of the balance of the term of the agreement up to a maximum of $250,000. Apogee will also earn an annual bonus as follows: ten percent of the annual adjusted EBITDA based on the audited consolidated results of the Company. 40% of such bonus shall be paid in cash and the remaining 60% shall be paid in shares of Class A Common Stock of the Company based on an amount equal to 120% of the annual average stock price. Such shares shall be restricted from sale for a period of three years from the date that Apogee receives such bonus shares. Apogee will also be entitled to an additional bonus of $100,000 in cash if and when the Company becomes a separate publicly traded entity, provided that the Board shall determine that the Company has sufficient funds to pay such bonus or any portion of such bonus from time to time. As of March 31, 2007, the Company has paid $10,000 and Apogee has waived $10,000 under the management agreement.

NOTE 4        LINES OF CREDIT

In January 2007, Signature Bank approved a $100,000 line of credit for the Company. The line provides an interest rate of 1% above the prime rate (9.25% as of March 31, 2007) on all outstanding amounts and requires monthly payments of 1/36 of all principal amounts outstanding under the line plus interest. The parent has guaranteed the line and there is $14,472 outstanding under the line as of the date hereof.

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BEDMINSTER FINANCIAL CORP.
(A WHOLLY OWNED SUBSIDIARY OF
BEDMINSTER NATIONAL CORP.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2007

NOTE 5         COMMITMENTS AND CONTINGENCIES

(A) Management Service Agreement

The Company has entered into a management services agreement with Apogee Holdings Inc (a company controlled by our President and majority stockholder of our parent) that became effective March 1, 2007. The management agreement ends December 31, 2017 and calls for an annual fee of $240,000 (which amount shall be increased by $5,000 when and if the Company’s revenues, based on the trailing twelve months over per forma basis, exceed $5,000,000 and there after increase by an additional $2,000 for each proforma revenue increase of $5,000,000), which management fee shall increase by no less then 5% annually. In the event of termination of services without cause, the agreement provides that the Company shall pay the amount of the balance of the term of the agreement up to a maximum of $250,000. Apogee will also earn an annual bonus as follows: ten percent of the annual adjusted EBITDA based on the audited consolidated results of the Company. 40% of such bonus shall be paid in cash and the remaining 60% shall be paid in shares of Class A Common Stock of the Company based on an amount equal to 120% of the annual average stock price. Such shares shall be restricted from sale for a period of three years from the date that Apogee receives such bonus shares. Apogee will also be entitled to an additional bonus of $100,000 in cash if and when the Company becomes a separate publicly traded entity, provided that the Board shall determine that the Company has sufficient funds to pay such bonus or any portion of such bonus from time to time. As of March 31, 2007, the Company has paid $10,000 and Apogee has waived $10,000 under the management agreement.

NOTE 6         GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage, has an accumulated deficit from inception of $14,220, negative working capital of $14,670, and has a negative cash flow from operations of $11,492 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 7         SUBSEQUENT EVENTS

(A) Payment of subscription receivable

On April 17, 2007, BNC has paid the subscription receivable in the amount of $837.

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